Exhibit 1.1
Execution Copy
PIONEER SOUTHWEST ENERGY PARTNERS L.P.
8,250,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
April 30, 2008
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
UBS Securities LLC
As Representatives of the Several Underwriters,
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Ladies and Gentlemen:
     Pioneer Southwest Energy Partners L.P., a limited partnership organized under the laws of the State of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC are acting as representatives (the “Representatives”), an aggregate of 8,250,000 Common Units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The respective amounts of the Firm Units to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Partnership also proposes to grant to the Underwriters an option to purchase up to 1,237,500 additional Common Units to cover over-allotments, if any (the “Option Units”). The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are herein collectively called the “Units.”
     As the Representatives, you have advised the Partnership (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Units if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.

     Deutsche Bank Securities Inc. has agreed to reserve up to 412,500 of the Units to be purchased by it under this Agreement for sale to the Partnership’s directors, officers, employees and business associates and other parties related to the Partnership (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Unit Program”). The Units to be sold by Deutsche Bank Securities Inc. and its affiliates pursuant to the Directed Unit Program are referred to hereinafter as the “Directed Units.” Any Directed Units not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.
     It is understood and agreed to by all parties that the Partnership was formed by Pioneer Natural Resources Company (“Pioneer”) to own and acquire producing oil and gas properties (the “Partnership Assets”) in its area of operations, as described more particularly in the Preliminary Prospectus (as defined herein).
     It is further understood and agreed to by all parties that as of the date hereof:
     (a) Pioneer owns 100% of the issued and outstanding shares of capital stock of Pioneer Natural Resources USA, Inc., a Delaware corporation (“Pioneer USA”);
     (b) Pioneer USA directly owns a 100% membership interest in Pioneer Natural Resources GP LLC, a Delaware limited liability company and the sole general partner of the Partnership with a 0.1% general partner interest in the Partnership (the “General Partner”);
     (c) Pioneer USA directly owns a 99.9% limited partner interest in the Partnership;
     (d) Pioneer USA directly owns a 100% membership interest in Pioneer Southwest Energy Partners USA LLC, a Texas limited liability company (the “Operating Company”); and
     (e) Pioneer USA directly owns a 100% membership interest in Pioneer Retained Properties Company LLC, a Texas limited liability company (the “Retained Company”).
     It is further understood and agreed to by the parties hereto that the following transactions will occur on or prior to the Closing Date:
     (a) On the same day, Pioneer USA will convert to a Texas corporation and enter into an agreement and plan of merger (“Agreement and Plan of Merger”) with Pioneer Limited Natural Resources Properties LLC, a Texas limited liability company (“Properties LLC”), the Operating Company and the Retained Company, pursuant to which such parties will participate in a merger (the “Merger”) pursuant to which:
(i)	Pioneer USA will survive and will retain all of its assets and liabilities not specifically allocated to and vested in the Operating Company;

(ii)	The Operating Company will survive with legal title and beneficial interest to varying percentages of the right, title and interest theretofore held by Pioneer USA and Properties LLC in certain well bores and related assets and liabilities;

(iii)	Retained Company will survive and will hold all assets and liabilities theretofore held by Properties LLC not specifically allocated to and vested in the Operating Company; and

(iv)	Properties LLC will cease to exist.
Immediately following the Merger, Pioneer USA will convert back to a Delaware corporation.
     (b) the Partnership, the General Partner and Pioneer USA will enter into a Contribution Agreement (the “Contribution Agreement”) pursuant to which, immediately after the closing of the offering of the Firm Units, (i) Pioneer USA will contribute a portion of its interest in the Operating Company (the “GP Contribution Interest”) with a value equal to 0.1% of the equity value of the Partnership at the Closing Date to the General Partner, (ii) the General Partner will contribute the GP Contribution Interest to the Partnership in exchange for a continuation of its 0.1% general partner interest in the Partnership and (iii) Pioneer USA will contribute a portion of its membership interest in the Operating Company to the Partnership in exchange for 20,521,200 Common Units, representing a 71.3% limited partner interest in the Partnership (the “Sponsor Units”);
     (c) the Partnership and Pioneer USA will enter into a Membership Interest Sale Agreement (the “Membership Interest Sale Agreement”) pursuant to which, immediately after the closing of the public offering of the Firm Units, Pioneer USA will sell its remaining membership interest in the Operating Company to the Partnership for a cash payment of approximately $141.1 million that, pursuant to the qualified intermediary assignment, is paid directly to the qualified intermediary and the Partnership will become the sole member of the Operating Company;
     (d) Pioneer USA, the Retained Company and the Operating Company will enter into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) pursuant to which, if the underwriters exercise the over-allotment option to purchase the Option Units after the Closing Date, the Operating Company will purchase additional properties from Pioneer USA and Retained Company;
     (e) the Partnership, as borrower, will close a $300 million Credit Agreement with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, N.A., as Syndication Agent, and BMO Capital Markets Financing, Inc., as Documentation Agent, and the other lenders party thereto (together with the agreements, exhibits and attachments contemplated or included therein, the “Credit Agreement”);

     (f) Pioneer, Pioneer USA, the General Partner, the Operating Company and the Partnership will enter into an omnibus agreement (the “Omnibus Agreement”), which will address certain limitations to the Partnership’s area of operations and certain indemnification matters;
     (g) Pioneer USA, the General Partner, the Partnership and the Operating Company will enter into an administrative services agreement (the “Administrative Services Agreement”) pursuant to which Pioneer and its subsidiaries will perform certain administrative services for the Partnership;
     (h) Pioneer and the Partnership will enter into a tax sharing agreement (the “Tax Sharing Agreement”) pursuant to which the Partnership will pay Pioneer for its portion of certain taxes;
     (i) Pioneer USA and the Operating Company will enter into a omnibus operating agreement (the “Omnibus Operating Agreement”) pursuant to which the Partnership will be restricted in its ability to exercise certain rights under the Operating Agreements (as defined below).
     (j) The Operating Company will enter into an operating agreement with Pioneer USA as operator, and the Operating Company will become subject to the operating agreements pursuant to which Pioneer USA is operator (collectively, the “Operating Agreements”), pursuant to which the Partnership will pay to Pioneer USA certain overhead charges relating to the operation of the Partnership’s properties; and
     (k) the public offering of the Firm Units contemplated hereby will be consummated;
The transactions contemplated in subsections (a) through (k) above are referred to herein as the “Transactions.” The sequence of the Transactions shall be consummated in the order set forth in the Contribution Agreement and the Membership Interest Sale Agreement. In connection with the Transactions, the parties to the Transactions will enter into various transfer agreements, conveyances, contribution agreements and related documents (collectively, and together with the Agreement and Plan of Merger, the Contribution Agreement, the Membership Interest Sale Agreement and the Purchase and Sale Agreement, the “Contribution Documents”). The Contribution Documents, the Omnibus Agreement, the Credit Agreement, the Administrative Services Agreement, the Tax Sharing Agreement, the Omnibus Operating Agreement and the Operating Agreements shall be collectively referred to as the “Transaction Documents.” Pioneer, Pioneer USA, the Partnership, the General Partner and the Operating Company are hereinafter collectively referred to as the “Pioneer Parties.” The Pioneer Parties and Retained Company are hereinafter collectively referred to as the “Pioneer Entities.” The Partnership, the General Partner and the Operating Company are herein collectively referred to as the “Partnership Entities.”
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
     1. Representations and Warranties of the Pioneer Parties.

          Each of the Pioneer Parties represents and warrants to each of the Underwriters as follows:
          (a) Registration. A registration statement on Form S-1 (File No. 333-144868) with respect to the Units has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Act”) and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Partnership to you. Such registration statement, together with any registration statement filed by the Partnership pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”
          (b) No Material Misstatements or Omissions in General Disclosure Package. As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, none of the Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, if any, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), and each electronic road show when taken together as a whole with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Pioneer Parties make no representations or warranties as to information contained in or omitted from the General Disclosure Package, in reliance upon, and in conformity with, written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 4:30 pm (New York time) on the date of this Agreement or such other time as agreed to by the Partnership and the Representatives.
     “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Units that is included in the Registration Statement immediately prior to that time.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Units in the form filed or required to be filed with the

Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g) under the Act and that is identified on Schedule III to this Agreement.
          (c) No Material Misstatements or Omissions in Registration Statement or Prospectus. The Commission has not issued an order preventing or suspending the use of any Registration Statement, Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Units, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Partnership’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements that are required to be stated therein by, and will conform to, in all material respects the applicable requirements of the Act. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Partnership in the Registration Statement and in the Preliminary Prospectus as of the Applicable Time, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith; provided, however, that the Partnership makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.
          (d) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus; provided, however, that the Partnership makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.
          (e) Offering Material. None of the Pioneer Parties have, directly or indirectly, distributed, and none of the Pioneer Parties will distribute, any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) below. The Partnership will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Partnership has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
          (f) Eligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Partnership be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Units as contemplated by the Registration Statement.
          (g) Formation and Qualification. Each of the Pioneer Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. Each of the Partnership Entities has full limited partnership or limited liability company power and authority to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and any Option Closing Date and conduct its business as currently conducted or as to be conducted on the Closing Date and any Option Closing Date, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Partnership Entities is, or at the Closing Date and any Option Closing Date will be, duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable and is in good standing under the laws of each jurisdiction that requires, or at the Closing Date and any Option Closing Date will require, such qualification, except where the failure to be so qualified could not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Partnership Entities taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.
          (h) Power and Authority to Act as a General Partner. The General Partner has, and, on the Closing Date and any Option Closing Date, will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.
          (i) Ownership of Partnership Entities. On the Closing Date and any Option Closing Date, after giving effect to the Transactions, all of the equity interests of each of the Partnership Entities will be owned as set forth on Exhibit A hereto. All of such equity interests will be duly and validly authorized and issued in accordance with the general partnership, limited partnership or limited liability company agreements of each such Partnership Entity (the “Organizational Agreements”), will be fully paid (to the extent required by the applicable Organizational Agreements) and nonassessable (except as such nonassessability may be affected by (i) Sections 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”), or (ii) Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”). On the Closing Date and any Option Closing Date, such equity interests will be owned as set forth on Exhibit A free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability as described in the General Disclosure Package and the Prospectus).
          (j) Valid Issuance of the Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid to the extent required under the partnership agreement of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).
          (k) Capitalization. At the Closing Date, after giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 28,771,200 Common Units and a 0.1% general partner interest. Other than the Sponsor Units, the Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date and, except for any Units issued by the Partnership in compliance with Section 4(j) of this Agreement, on any Option Closing Date.
          (l) No Other Subsidiaries. Except as described in the General Disclosure Package and the Prospectus, none of the Partnership Entities will, on the Closing Date and any Option Closing Date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
          (m) No Preemptive Rights, Registration Rights or Options. Except as identified in the General Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the General Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.
          (n) Authority and Authorization. Each of the Pioneer Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the General Disclosure Package and the Prospectus and (ii) the Sponsor Units in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. On the Closing Date and any Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Pioneer Parties or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Pioneer Parties of the Operative Agreements (as defined herein) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.
          (o) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Pioneer Parties.
          (p) Enforceability of Operative Agreements. At or before the Closing Date:
               (i) the Organizational Agreements will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of such parties, enforceable against such parties in accordance with their respective terms; and
               (ii) the Transaction Documents will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of such parties, enforceable against such parties in accordance with their respective terms;
provided that, with respect to each agreement described in this Section 1(p), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and; provided further that, the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
          The Organizational Agreements and the Transaction Documents are herein collectively referred to as the “Operative Agreements.”
          (q) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Pioneer Entities that are parties hereto or thereto, as the case may be, or (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Operative Agreements, (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document (collectively, the “Organizational Documents”) of any of the Pioneer Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Pioneer Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Pioneer Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Pioneer Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements.
          (r) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Pioneer Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Pioneer Entities, the execution, delivery and performance by the Pioneer Entities that are parties thereto of their respective obligations under the Transaction Agreements or the consummation of the Transactions or any other transactions contemplated by this Agreement or the Transaction Agreements except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and blue sky laws of any jurisdiction, (ii) for such consents that have been, or prior to the Closing Date will be, obtained, (iii) for such consents that, if not obtained, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Pioneer Parties to consummate the Transactions and (iv) as disclosed in the General Disclosure Package and the Prospectus.
          (s) No Defaults. None of the Pioneer Entities is in (i) violation of its Organizational Documents, or of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Pioneer Entities or any of their properties or assets or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the Partnership Assets to which it is a party or by which it or any of its properties may be bound, which in the case of either (i) or (ii) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the Pioneer Entities to consummate the Transactions.
          (t) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

          (u) No Labor Dispute. No labor problem or dispute with the Pioneer Parties’ employees who are engaged in the business associated with the Partnership Assets exists or is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.
          (v) Sufficiency of the Transaction Documents. The Transaction Documents will be legally sufficient to transfer or convey to, or vest in, the Partnership and its subsidiaries satisfactory title to, or valid rights to use or manage all properties not already held by it that are, individually or in the aggregate, required to enable the Partnership and its subsidiaries to conduct their operations in all material respects as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Transaction Documents. The Partnership and its subsidiaries, upon execution and delivery of the Transaction Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership.
          (w) Financial Statements. The historical financial statements and schedules included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis shown therein as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical and pro forma financial and operating information set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” and the selected historical and pro forma financial and operating information set forth under the caption “Selected Historical and Pro Forma Financial Data” in the Registration Statement, the General Disclosure Package and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

          (x) Independent Public Accountants. Ernst & Young LLP, who has audited the audited financial statements and schedules included in the General Disclosure Package and the Prospectus and delivered its reports with respect to the audited financial statements and schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
          (y) Litigation. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Pioneer Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units or (C) in any manner draw into question the validity of this Agreement.
          (z) Title to Partnership Assets. Following consummation of the Transactions and on the Closing Date and any Option Closing Date, the Partnership Entities will have good and indefeasible title to all real property and good title to all personal property described in the Registration Statement, the General Disclosure Package or the Prospectus as owned by the Partnership Entities, free and clear of all Liens, except (i) as described, and subject to limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the General Disclosure Package and the Prospectus; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Registration Statement, the General Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Registration Statement, the General Disclosure Package and the Prospectus.
          (aa) Rights-of-Way. Following consummation of the Transactions and on the Closing Date and any Option Closing Date, the Partnership Entities will have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership Entities have, or following consummation of the Transactions will have, fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
          (bb) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the Transaction Agreements or the issuance by the Partnership or sale by the Partnership of the Units.
          (cc) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect. Except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Partnership Entities has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.
          (dd) Insurance. The Partnership Parties carry or are entitled to the benefits of insurance relating to the Partnership Assets in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. None of the Partnership Entities has any reason to believe that they will not be able (i) to renew their existing insurance coverage relating to the Partnership Assets as and when such policies expire or (ii) to obtain comparable coverage relating to the Partnership Assets from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.
          (ee) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus or arising under the Credit Agreement.
          (ff) Possession of Licenses and Permits. The Pioneer Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”)

issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business associated with the Partnership Assets, except where the failure so to possess would not reasonably be expected to result in a Material Adverse Effect; the Pioneer Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect. The Pioneer Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
          (gg) Environmental Laws. With respect to the Partnership Assets, each of the Pioneer Entities (i) is in compliance with all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Material (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Pioneer Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Pioneer Entities have reasonably concluded that such associated costs and liabilities relating to the Partnership Assets would not have a Material Adverse Effect.
          (hh) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, Preliminary Prospectus or the Prospectus and is not so described.

          (ii) ERISA. On the Closing Date and any Option Closing Date, each Partnership Entity will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity (after giving effect to the Transactions) would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity (after giving effect to the Transactions) expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”). Each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification.
          (jj) Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no legal or governmental proceedings pending or, to the knowledge of the Pioneer Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their properties or assets, or to which the Partnership Assets, is subject, that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act. The statements included in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings.
          (kk) Sarbanes-Oxley Act of 2002. On and after the Closing Date, the Partnership will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.
          (ll) Investment Company. None of the Partnership Entities is nor, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will any of the Partnership Entities be an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations thereunder.

          (mm) Books and Records. Each Partnership Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each Partnership Entity’s internal controls over financial reporting are effective and none of the Partnership Entities is aware of any material weakness in their internal control over financial reporting.
          (nn) Disclosure Controls and Procedures. (i) Each Partnership Entity has established and maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that all information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.
          (oo) Market Stabilization. None of the Pioneer Parties has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
          (pp) Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of the Pioneer Parties, any director, officer, agent, employee or affiliate of any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such Partnership Entity of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities and, to the knowledge of the Pioneer Parties, their affiliates have conducted the businesses of the Partnership Entities in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith by the Partnership Entities.

          (qq) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Pioneer Parties, threatened.
          (rr) Office of Foreign Assets Control. No Partnership Entity nor, to the knowledge of the Pioneer Parties, any director, officer, agent or employee of any Partnership Entity or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (ss) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.
          (tt) Private Placement. The sale and issuance of the Sponsor Units to Pioneer USA are exempt from the registration requirements of the Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.
          (uu) Statistical Data. All statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus is based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
          (vv) Directed Unit Sales. None of the Directed Units distributed in connection with the Directed Unit Program will be offered or sold outside the United States. All sales of the Directed Units will comply with the rules of the Financial Industry Regulatory Authority (“FINRA”), including Conduct Rule 2790. The Pioneer Parties have not offered, or caused the Underwriters to offer, any of the Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership Entities, to alter the customer’s or supplier’s level or type of business with the Partnership Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Entities or their operations.

          (ww) Independent Petroleum Engineers. Netherland, Sewell & Associates, Inc. (“NSAI”), whose reports are referenced in the Registration Statement, the General Disclosure Package and Prospectus and who has delivered the letter referenced to in Section 6(h) hereof, was, as of the date of such reports, and is, as of the date hereof, an independent engineering firm with respect to the Partnership.
          (xx) Information Underlying Reserve Report. The factual information underlying the estimates of pro forma reserves of the Partnership Entities, which was supplied by the Partnership Entities to NSAI for the purposes of auditing the Partnership’s internally prepared reserve report and preparing the letter (the “Reserve Report Letter”) of NSAI included as an appendix to each of the Preliminary Prospectus and the Prospectus, including, without limitation, production volumes, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening market commodity price fluctuations, the Partnership Entities are not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, the General Disclosure Package and the Prospectus and as reflected in the Reserve Report Letter; estimates of such reserves and present values as described in the Registration Statement, the General Disclosure Package and the Prospectus and reflected in the Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.
          (yy) Listing on the NYSE. The Units have been approved to be listed on the NYSE, subject to official notice of issuance.
          Any certificate signed by any officer of any of the Pioneer Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.
     2. Purchase, Sale and Delivery of the Firm Units.
          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Partnership agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $17.67 per unit, the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.
          (b) Payment for the Firm Units to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Partnership shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)
          (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase the Option Units at the price per unit as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Units to be purchased by each Underwriter shall be in the same proportion to the total number of Option Units being purchased as the number of Firm Units being purchased by such Underwriter bears to the total number of Firm Units, adjusted by you in such manner as to avoid fractional units. The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Partnership. To the extent, if any, that the option is exercised, payment for the Option Units shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Partnership.
     3. Offering by the Underwriters.
          It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representatives deem it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.
          It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Units in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4. Covenants. Each of the Pioneer Parties, jointly and severally, covenants and agrees with the several Underwriters that:
          (a) The Partnership will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Act.
          (b) The Partnership will (i) not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Partnership with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Partnership will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
          (c) The Partnership will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Partnership will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.
          (d) The Partnership will cooperate with the Representatives in endeavoring to qualify the Units for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Partnership shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Partnership will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Units.
          (e) The Partnership will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Partnership will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Partnership will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Partnership will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.
          (f) The Partnership will comply with the Act and the Exchange Act so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Partnership or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Partnership promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus.
          (g) If the General Disclosure Package is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Partnership or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Partnership promptly will prepare, file with the Commission (if required)

and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.
          (h) The Partnership will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.
          (i) Prior to the Closing Date, the Partnership will furnish to the Underwriters, as soon as they have been prepared by or are available to the Partnership, a copy of any unaudited interim financial statements of the Partnership for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.
          (j) The Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that the Partnership may (i) issue and sell Common Units pursuant to any employee benefit plan of the Partnership or the General Partner in effect at the Closing Date, (ii) issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, and (iii) issue Common Units as consideration for any merger and acquisition made by the Partnership; provided, however, that in the case of any issuance pursuant to this clause (iii), in the case of any merger or acquisition other than the acquisition of all of the outstanding equity of a publicly traded entity, each recipient of any such Common Units shall sign and deliver an agreement in substantially the form of Exhibit B hereto. Notwithstanding the foregoing, if (i) during the last 17 days of the 180-day restricted period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event. The Partnership will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(j) with prior notice of any such announcement or occurrence that gives rise to an extension of the restricted period.
          (k) The Pioneer Parties shall apply the net proceeds of its sale of the Units as set forth in the Registration Statement, General Disclosure Package and the Prospectus.
          (l) The Pioneer Parties shall not invest or otherwise use the proceeds received by the Partnership from its sale of the Units in such a manner as would require the Partnership or any of its subsidiaries to register as an investment company under the Investment Company 1940 Act.
          (m) The Partnership will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Partnership, a registrar for the Common Units.
          (n) The Pioneer Parties will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Partnership.
          (o) The Partnership will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.
          (p) The Partnership will use its reasonable best efforts to maintain the listing of the Units on the NYSE.
          (q) The Partnership has caused each of Pioneer, Pioneer USA, the General Partner and each officer and director of the General Partner to furnish to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit B hereto (the “Lockup Agreements”).
          5. Costs and Expenses.
          The Partnership will pay all costs, expenses and fees incident to the performance of the obligations of the Partnership under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Partnership; the fees and disbursements of counsel for the Partnership; the transportation and other expenses incurred by or on behalf of Partnership representative in connection with the roadshow; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Units; the Listing Fee of the New York Stock Exchange; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Units under State securities or Blue Sky laws. The Partnership shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under FINRA regulation and State securities or

Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11(a)(i), (vi) or (vii) hereof, or by reason of any failure, refusal or inability on the part of the Partnership to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Partnership shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder; but the Partnership shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Units. The Underwriters agree to reimburse the Partnership for certain actual bona fide expenses in an amount up to (i) 0.5% multiplied by (ii) (A) the number of Units (including any Option Units) sold pursuant to this Agreement multiplied by (B) the initial public offering price at which the Firm Units are to be offered to the public, as set forth in the Prospectus.
     6. Conditions of Obligations of the Underwriters.
          The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Pioneer Parties contained herein, and to the performance by the Partnership of its covenants and obligations hereunder and to the following additional conditions:
          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Act, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Partnership, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.
          (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Vinson & Elkins L.L.P., counsel for the Partnership, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

               (i) Formation and Qualification. Each of the Pioneer Entities has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of its jurisdiction of organization with full power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party. Each of the Partnership Entities has full limited partnership or limited liability company power and authority necessary to own or lease and to operate its properties currently owned or leased and conduct its business as currently conducted or as to be conducted, in each case as described in the General Disclosure Package and the Prospectus. Each of the Partnership Entities is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.
               (ii) Power and Authority to Act as a General Partner. The General Partner has full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the General Disclosure Package and Prospectus.
               (iii) Ownership of the General Partner. Pioneer USA owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly and validly authorized and issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated prior to the Closing Date, the “General Partner Agreement”) and are fully paid (to the extent required by the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Pioneer USA owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the General Disclosure Package and the Prospectus and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Pioneer USA as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.
               (iv) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 0.1% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the General Disclosure Package and the Prospectus or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

               (v) Ownership of Sponsor Units. All Sponsor Units and the limited partner interests represented thereby have been duly and validly authorized and, when issued and delivered by the Partnership in accordance with the Partnership Agreement, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and Pioneer USA will own the Sponsor Units free and clear of all Liens (except restrictions on transferability as described in the General Disclosure Package and the Prospectus or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Pioneer USA as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.
               (vi) Valid Issuance of the Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).
               (vii) Capitalization. After giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership will consist of 28,771,200 Common Units and a 0.1% general partner interest. Other than the Sponsor Units, the Units will be the only limited partner interests of the Partnership issued and outstanding.
               (viii) Ownership of the Operating Company. After giving effect to the Transactions, the Partnership owns all of the issued and outstanding membership interests of the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended or restated at or prior to the Closing Date, the “Operating Company Agreement”) and are fully paid (to the extent required by the Operating Company Agreement) and nonassessable; and the Partnership owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the General Disclosure Package and the Prospectus and Liens created by or arising under the Texas Limited Liability Company Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.
               (ix) No Preemptive Rights, Registration Rights or Options. Except as identified in the General Disclosure Package and the Prospectus, there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (B) outstanding options or warrants to purchase any securities of the Partnership Entities, in each case pursuant to their respective Organizational

Agreements or any other agreement or instrument listed as an exhibit to the Registration Statement. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as described in the General Disclosure Package and the Prospectus, as set forth in the Partnership Agreement or as have been waived.
               (x) Authority and Authorization. Each of the Pioneer Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (A) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the General Disclosure Package and the Prospectus and (B) the Sponsor Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. All corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the Pioneer Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Pioneer Entities of the Operative Agreements to which they are a party and the consummation of the Transactions has been validly taken.
               (xi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Pioneer Parties.
               (xii) Enforceability of Operative Agreements. The Operative Agreements have been duly authorized, executed and delivered by the Pioneer Entities that are parties thereto. The Operative Agreements are valid and legally binding agreements of the Pioneer Entities that are parties thereto, enforceable against such parties in accordance with their terms; provided that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
               (xiii) Contribution Documents. Each of the Contribution Documents is a valid and legally binding agreement of the parties thereto under the laws of the State of Texas, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of those Contribution Documents is in a form legally sufficient as between the parties thereto to transfer and convey to, or vest in, the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the Partnership Assets purported to be transferred or vested thereby, as described in the Contribution Documents, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the General Disclosure Package and the Prospectus.
               (xiv) No Conflicts. None of (A) the offering, issuance or sale by the Partnership of the Units, (B) the execution, delivery and performance of this Agreement and the Operative Agreements by the Pioneer Parties that are parties hereto or thereto, as the case may be, or (C) the consummation of the Transactions by the Pioneer Parties, (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Pioneer Parties, (ii)  conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or federal law, (iv) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority of or with any court, governmental agency or body of the States of Delaware or Texas or the United States of America having jurisdiction over any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (v) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which breaches, violations, defaults or Liens, in the case of clauses (ii), (iii), (iv) or (v), would have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.
               (xv) No Violations. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Pioneer Parties, the execution, delivery and performance by the Pioneer Parties that are parties thereto of their respective obligations under the other Operative Agreements or the consummation of the Transactions by the Pioneer Parties except (A) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (B) for such consents that have been obtained or made, (C) for such consents which, if not obtained, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the Transactions or (D) as disclosed in the General Disclosure Package and the Prospectus.
               (xvi) Effectiveness of Registration Statement. The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.

               (xvii) Form of Registration Statement and Prospectus. The Registration Statement, on the Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, were, on their face, appropriately responsive, in all material respects, to the applicable requirements of the Act, except that in each case such counsel need express no opinion with respect to the financial statements or any other financial or reserve data contained in or omitted from the Registration Statement or the Prospectus.
               (xviii) Description of Common Units. The statements included in the Registration Statement and the General Disclosure Package under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions—General,” “How We Make Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units), are accurate summaries of the terms of the Common Units in all material respects.
               (xix) Descriptions and Summaries. The statements included in the Registration Statement and the General Disclosure Package under the captions “Cash Distribution Policy and Restrictions on Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facility,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “The Partnership Agreement” and “Investment in Our Company by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act, the Delaware LLC Act or the DGCL, any legal and governmental proceedings or any contracts, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects. The description of the federal statutes, rules and regulations set forth in the Prospectus under “Business—Environmental Matters and Regulation” and “Business—Other Regulation of the Oil and Gas Industry” constitute accurate summaries of the terms of such statutes, rules and regulations in all material respects.
               (xx) Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
               (xxi) Investment Company. None of the Partnership Entities is, nor after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus will any of the Partnership Entities be, an “investment company” as defined in the Investment Company Act.
               (xxii) Material Agreements. To the knowledge of such counsel, there are no (i) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.
          In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Pioneer Parties and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act and the DGCL and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters), (v) assume that the descriptions of interests in property described in the Contribution Documents are accurate and describe the interests intended to be conveyed or vested thereby (and that references in the Contribution Documents to other instruments of record are correct and that such recorded instruments contain legally sufficient property descriptions) and (vi) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Pioneer Parties may be subject.
          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Pioneer Parties, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the General Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
          (A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
          (B) the General Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or
          (C) the Prospectus, as of its date and on the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting and reserve information, included in, or excluded from, the Registration Statement or the Prospectus or the General Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.
          (c) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the General Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Pioneer Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (d) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP confirming that they are an independent registered public accounting firm with respect to the Partnership and its subsidiaries within the meaning of the Act and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
          (e) The Pioneer Parties shall have furnished to the Representatives a certificate of the Partnership, signed on behalf of the Partnership by the Chief Executive Officer and the Chief Financial Officer of the General Partner, date the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:
               (i) the representations and warranties of the Pioneer Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened;
               (iii) since the date of the most recent financial statements included in the General Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus; and
               (iv) as of the Applicable Time, they did not and do not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading;
          (f) The Partnership shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.
          (g) The Firm Units and Option Units, if any, have been duly listed, subject to notice of issuance, on the New York Stock Exchange.
          (h) At the time of execution of this Agreement, the Underwriters shall have received from NSAI a letter, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof covering the matters described in Exhibit C.
          (i) The Lockup Agreements described in Section 4(q) shall be in full force and effect.
          (j) The Pioneer Parties shall have furnished to the Representatives evidence satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, including the closing of the new credit facility pursuant to the Credit Agreement, in each case as described in the General Disclosure Package and the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.
          (l) No Units shall be delivered to the Representatives pursuant to this Agreement prior to the signing of all of the Transaction Documents.
          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Baker Botts L.L.P., counsel for the Underwriters.

          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Partnership of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.
          In such event, the Partnership and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).
     7. Conditions of Obligations of the Partnership.
     The obligations of the Partnership to sell and deliver the portion of the Units required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
     8. Indemnification.
          (a) Each of the Pioneer Parties agrees, jointly and severally:
               (1) to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, any amendment or supplement thereto or any Non-Prospectus Road Show, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Pioneer Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, such amendment or supplement or any Non-Prospectus Road Show, in reliance upon and in conformity with written information furnished to the Partnership by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and
               (2) to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Units, whether or not such Underwriter, director, officer or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters, directors, officers or controlling persons were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters, directors, officers or controlling persons, as the case may be, will promptly return all sums that had been advanced pursuant hereto.
          (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Pioneer Parties, each of their respective officers, each of their respective directors, and each person, if any, who controls any of the Pioneer Parties within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Pioneer Parties or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, any amendment or supplement thereto or any Non-Prospectus Road Show, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, any amendment or supplement thereto or any Non-Prospectus Road Show, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Pioneer Parties or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, such amendment or supplement or any Non-Prospectus Road Show, in reliance upon and in conformity with written information furnished to the Partnership by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a), (b) or (d) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (d). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a), (b) or (d) and by the Partnership in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.
          (d) Each of the Pioneer Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter and its directors, officers, affiliates and each person, if any, who controls any Underwriter or its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the

Partnership for distribution to Participants in connection with the Directed Unit Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Units that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Unit Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Underwriter.
          (e) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (d) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Units purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.
          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Pioneer Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors, officers or any person controlling any Underwriter, the Partnership, its directors or officers or any persons controlling the Pioneer Parties, (ii) acceptance of any Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Pioneer Parties or their directors, officers or any person controlling the Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
     9. Default by Underwriters.
          If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Partnership), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Partnership such amounts as may be agreed upon and upon the terms set forth herein, the Units which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Units agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of units with respect to which such default shall occur does not exceed 10% of the Units to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Units which they are obligated to purchase hereunder, to purchase the Units which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of units of Units with respect to which such default shall occur exceeds 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Partnership or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Partnership except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     10. Notices.
          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Partnership, to Pioneer Southwest Energy Partners L.P., 5205 N. O’Connor Blvd., Suite 200, Irving, Texas 75039.
     11. Termination.
          This Agreement may be terminated by you by notice to the Partnership (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Units) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Partnership and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Units, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Partnership, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Partnership’s Common Units by the New York Stock Exchange, the Commission, or any other governmental authority or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or
          (b) as provided in Sections 6 and 9 of this Agreement.
     12. Successors.
          This Agreement has been and is made solely for the benefit of the Underwriters and the Partnership and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign merely because of such purchase.
     13. Information Provided by Underwriters.
          The Partnership and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Partnership for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the twelfth, thirteenth, fourteenth and sixteenth paragraphs under the caption “Underwriting” in the Prospectus.
     14. Miscellaneous.
          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Partnership or its directors or officers, and (c) delivery of and payment for the Units under this Agreement.
          The Partnership acknowledges and agrees that each Underwriter in providing investment banking services to the Partnership in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Partnership does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.
          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.
          The Underwriters, on the one hand, and the Partnership (on its own behalf and, to the extent permitted by law, on behalf of its unitholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to the your engagement as underwriter or your role in connection herewith.

          If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Partnership and the several Underwriters in accordance with its terms.

Very truly yours,

Pioneer	Southwest Energy Partners L.P.

By:	Pioneer Natural Resources GP LLC its general partner

By:	/s/ Richard P. Dealy Name: Richard P. Dealy
Title: Executive Vice President and Chief Financial Officer

Pioneer Natural Resources GP LLC

By:	/s/ Richard P. Dealy Name: Richard P. Dealy
Title: Executive Vice President and Chief Financial Officer

Pioneer Natural Resources Company

By:	/s/ Richard P. Dealy Name: Richard P. Dealy
Title: Executive Vice President and Chief Financial Officer

Pioneer Natural Resources USA, Inc.

By:	/s/ Richard P. Dealy Name: Richard P. Dealy Title: Executive Vice President and Chief Financial Officer

Pioneer Southwest Energy Partners USA LLC

By:	Pioneer Natural Resources USA, Inc. its sole member

By:	/s/ Richard P. Dealy Name: Richard P. Dealy
Title: Executive Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
DEUTSCHE BANK SECURITIES INC.
CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC
As Representatives of the several Underwriters listed on Schedule I

By:	Deutsche Bank Securities Inc.

By:	/s/ Terence Neafsey Name: Terence Neafsey
Title: Managing Director

By:	/s/ Russell Johnson

Name: Russell Johnson
Title: Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ John C. Bishop

Name: John C. Bishop
Title: Vice-President

By:	UBS Securities LLC

By:	/s Stephen M. Trauber

Name: Stephen M. Trauber
Title: Managing Director

By:	/s/ Michael Ure

Name: Michael Ure
Title: Associate Director

SCHEDULE I
Schedule of Underwriters

Number of Firm Units
Underwriters	to be Purchased
Deutsche Bank Securities Inc.	1,925,000
Citigroup Global Markets Inc.	1,925,000
UBS Securities LLC	1,925,000
Goldman, Sachs & Co.	412,500
JPMorgan Securities Inc.	412,500
Wachovia Capital Markets, LLC	412,500
Friedman, Billings, Ramsey & Co., Inc.	309,375
RBC Capital Markets Corporation	309,375
Raymond James & Associates, Inc.	206,250
Wells Fargo Securities, LLC	206,250
Howard Weil Incorporated	103,125
Johnson Rice & Company L.L.C.	103,125

Total	8,250,000

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SCHEDULE II
Number of Firm Units: 8,250,000
Price to the Public: $19.00 per unit

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SCHEDULE III
None.

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EXHIBIT A
OWNERSHIP OF PARTNERSHIP ENTITIES

Partnership Entity:	Equity Owned By:
Partnership	0.1% general partner interest owned by the General Partner

Pioneer USA will own the Sponsor Units

Public unitholders will own 8,250,000 Common Units

General Partner	100% of membership interests owned by Pioneer USA

Operating Company	100% of membership interests owned by the Partnership

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EXHIBIT B
LOCK-UP AGREEMENT
April ___, 2008
Pioneer Southwest Energy Partners L.P.
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
UBS Securities LLC
As Representatives of the Several Underwriters,
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Ladies and Gentlemen:
          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among Pioneer Natural Resources Company, Pioneer Natural Resources USA, Inc., Pioneer Southwest Energy Partners L.P. (the “Partnership”), Pioneer Natural Resources GP LLC, Pioneer Southwest Energy Partners USA LLC and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of common units, representing limited partner interests in the Partnership (the “Partnership Units”). In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Partnership Units or any securities convertible into, or exercisable or exchangeable for such Partnership Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement. The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of any Partnership Units that are made exclusively between and among the undersigned or members of the

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undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that the transferee/donee agrees to be bound by the terms of the lock-up agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto. Additionally, Pioneer Natural Resources GP LLC shall be allowed to (i) issue and sell common units pursuant to any employee benefit plan of the Partnership or itself in effect at the date of the closing of the underwritten public offering of the Partnership’s common units (including, without limitation, the forfeiture to the Partnership by the undersigned of Partnership Units in satisfaction of tax withholding obligations arising in connection with the issuance, vesting or exercise of an award under any such plan or the lapse of restrictions thereon), (ii) issue common units issuable upon the conversion of securities or the exercise of warrants outstanding as of the date hereof and (iii) issue common units as consideration for any merger and acquisition made by the Partnership; provided, however, that in the case of any issuance pursuant to this clause (iii), in the case of any merger or acquisition other than the acquisition of all of the outstanding equity of a publicly traded entity, each recipient of any such common units shall sign and deliver an agreement in substantially the form hereof and has been in compliance with the terms hereof since the date first written above as if it had been an original party hereto.
          Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the 180-day lock-up period set forth above (the “Lock-up Period”), the Partnership issues an earnings release or announces material news or a material event; or (ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.
          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

Signature:

Print Name:

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EXHIBIT C
FORM OF ENGINEERS’ RESERVE REPORT LETTER
          This letter was prepared pursuant to Section 6(h) of the Underwriting Agreement dated April 30, 2008, by and among Pioneer Southwest Energy Partners L.P. (the “Partnership”), Pioneer Natural Resources GP LLC, Pioneer Natural Resources Company, Pioneer Natural Resources USA, Inc., Pioneer Southwest Energy Partners USA LLC and Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC acting as the representatives of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”) for an offering by the Partnership of an aggregate of 8,250,000 common units, each representing a limited partner interest in the Partnership (the “Units”). The Units are being offered pursuant to the Partnership’s preliminary prospectus dated April 21, 2008 (the “Preliminary Prospectus”) and final prospectus dated the date hereof (the “Final Prospectus”). We have prepared an audit letter dated February 26, 2008, in which we estimated the proved reserves and future revenue of the Partnership as of December 31, 2007 (the “Audit Letter”).
          1. As of the date of this letter and as of the date of the Audit Letter, we are independent petroleum engineers with respect to the Partnership. We are familiar with the standards pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Securities and Exchange Commission (the “SEC”). Neither we, nor to our knowledge, any of our employees, officers or directors, own interests in the Partnership or any oil and gas properties covered by the Audit Letter. We have not been employed by the Partnership on a contingent basis.
          2. All terms used in this letter, where applicable, conform to the definitions set forth in Rule 4-10 of Regulation S-X promulgated by the SEC.
          3. In our opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves and present worth of estimated future net revenue from proved reserves contained in the Audit Letter has been prepared in a manner consistent with the standards and definitions pertaining to the estimation and auditing of oil and gas reserve information promulgated by the SEC. Specifically, such information has been prepared in accordance with Paragraphs 10-13, 15 and 30(a)-(b) of Statement of Financial Accounting Standards No. 69 (November 1982) of the FASB and Rules 4-10(a)(1)-(13) of Regulation S-X and Rule 302(b) of Regulation S-K of the SEC; provided, however, future income tax expenses have not been taken into account in estimating the future net revenue and present worth values set forth in the Audit Letter.
          To the extent the above-enumerated rules, regulations and statements require determinations of an accounting or legal nature or information beyond the scope of the Audit Letter, we are necessarily unable to express an opinion as to whether the above-described information is in accordance therewith or sufficient therefor.

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          4. The Audit Letter included in each of the Preliminary Prospectus and the Final Prospectus as Appendix C is the correct and complete copy of our Audit Letter provided to the Company on February 26, 2008.
          5. Although we were not requested to review any subsequent data concerning either the performance of the wells or field operations as of the date hereof, no additional information has been brought to our attention that would lead us to believe that there would be a material change in the estimates of proved reserves or future net revenues from proved reserves attributable to the Partnership’s interests in certain oil and gas properties covered by the Audit Letter, notwithstanding those changes that would result from a change in product prices and reductions for production since January 1, 2008.
          6. You may rely upon the Audit Letter in the same manner as if such letter were addressed to you.
          We hereby consent to the references to our firm in each of the Preliminary Prospectus and the Final Prospectus and the inclusion of the Audit Letter as set forth in each of the Preliminary Prospectus and the Final Prospectus.

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